Exhibit 99.1

ICON SECURITIES CORP. BECOMES EXCLUSIVE
DEALER/MANAGER FOR LIGHTSTONE VALUE PLUS REAL ESTATE
INVESTMENT TRUST II, INC.

FOR IMMEDIATE RELEASE: 7/11/2011

NEW YORK, NY, July 11, 2011 — The Lightstone Group (“Lightstone”) and ICON Investments™ (“ICON”) today announced that effective July 8, 2011, ICON, through its member FINRA/SIPC, ICON Securities Corp. (“ICON Securities”), has assumed exclusive dealer/manager responsibilities for the public offering of Lightstone Value Plus Real Estate Investment Trust II, Inc.(“REIT II”) of up to 51,000,000 shares of its common stock at a public offering price of $10.00 per share.

“We are committed to providing our investors with the highest level of service to ensure that their investment and information needs are met in the most professional manner, and our partnership with ICON is an important part of delivering on that promise,” stated Lightstone President and Chief Operating Officer Peyton Owen. “We look forward to the contributions ICON will make in providing important distribution services for REIT II.”

In commenting on the strategy, Douglas Crossman, President of ICON Securities, said, “It is ICON’s vision to be a trusted leader in alternative asset management by delivering highly specialized investment solutions that meet our clients’ objectives.  This partnership is the first step in that endeavor.”

Additionally Lightstone, the sponsor of REIT II, and ICON entered into a joint venture with respect to REIT II whereby ICON will provide advisory and formation services to Lightstone with respect to REIT II.  In connection with those services, ICON has been admitted as a member of REIT II’s advisor, Lightstone Value Plus REIT II LLC, and Lightstone SLP II LLC, the holder of a subordinated profits interest in the operating partnership of REIT II. “This partnership is a significant step toward accomplishing the goal we set out three years ago of building ICON into a leading full-service advisory and distribution services provider of alternative investments for the intermediary channel,” said Michael Reisner, Co-CEO of ICON.

By providing advisory and formation services to The Lightstone Group, ICON will consult on product development, business strategy, and asset and portfolio management. Other key services include financial and model analysis, registration and documentation as related to the offering and investor relation/servicing functions. “We are excited to partner with a recognized leader in the public non-traded REIT market and look forward to marrying our advisory and distribution capabilities with a true real estate investment firm,” said Mark Gatto, Co-CEO of ICON.

About ICON

ICON Investments™ provides innovative alternative investment products to individual and institutional investors through publicly registered programs, private funds and separately managed accounts. One of the world’s leading investors in business essential equipment and corporate infrastructure, ICON and its affiliates have managed investments for more than 53,000 investors and made more than $3.9 billion in total investments. ICON Investments is headquartered in New York, with offices in Boston, London and Singapore.

About Lightstone

Founded in 1988, Lightstone is one of the largest privately held real estate companies in the United States today, with a diversified portfolio of industrial, office, retail and residential real estate assets, including 10 million square feet of commercial space and more than 8,000 multifamily units in 20 states and Puerto Rico. Lightstone manages its business through operating platforms, each focused on a specific real estate asset class.  Headquartered in New York, Lightstone employs more than 500 professionals in New York, New Jersey, Maryland and Illinois.

Contact

For Broker Dealer Home Office questions, please contact:

Sori Farsheed, Executive Vice President, National Relationship Management
1.866.446.4804
sfarsheed@iconinvestments.com

For Financial Advisors interested in learning more about Lightstone’s REIT II, please contact:

ICON’s National Sales Desk
1.800.435.5697.
www.iconinvestments.com

For Media interested in learning more about Lightstone, please contact:

Beckerman
Christa Segalini
1.201.465.8021
csegalini@beckermanpr.com

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